Exhibit 4.2

SUBSCRIPTION AGREEMENT

by and between

TORO CORP.

and

PANI CORP.

Dated as of April 17, 2023

TABLE OF CONTENTS

SECTION 8.10. Waiver of Jury Trial	23
SECTION 8.11. Consent to Jurisdiction; Enforcement	23
SECTION 8.12. Entire Agreement; No Third-Party Beneficiaries	24
SECTION 8.13. Severability	24
SECTION 8.14. Counterparts	24

SUBSCRIPTION AGREEMENT, dated as of April 17, 2023 (this “Agreement”), by and between TORO CORP., a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”), and PANI CORP., a corporation organized under the laws of the Republic of Liberia (the “Investor”).

WHEREAS, pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, the Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company, common shares, par value $0.001 per share, of the Company (the “Common Shares”) on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Definitions. (a) As used in this Agreement (including the recitals hereto), the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the Company, as further amended or amended and restated from time to time.

“BCA” means the Business Corporations Act of the Republic of the Marshall Islands, as amended.

“Board” means the board of directors of the Company, except where the context requires otherwise.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York, New York, Cyprus, Germany, Greece or Switzerland are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of such commercial banks are generally open for use by customers on such day.

“Bylaws” means the Amended and Restated Bylaws of the Company, as further amended or amended and restated from time to time.

“Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act or other Federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company filed pursuant to Article VII hereof, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (b) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by the indemnifying party of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to such indemnifying party.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Entity” means any Federal, state or local, domestic or foreign governmental or regulatory authority, agency, commission, body, board, court or other legislative, executive or judicial governmental entity.

“Law” means any Federal, state, local or foreign law (including the Foreign Corrupt Practices Act and the laws implemented by the Office of Foreign Assets Control, United States Department of Treasury), statute or ordinance, common law, or any rule, regulation, judgment, order, writ, injunction, decree, arbitration award, license or permit of any Governmental Entity.

“Material Disclosure Event” means, as of any date of determination, any pending or imminent event relating to the Company or any of its subsidiaries that the Board reasonably determines in good faith, (i) would require disclosure of material, non-public information relating to such event in any registration statement under which Registrable Securities may be offered and sold in order that such registration statement would not be materially misleading and (ii) would not otherwise be required to be publicly disclosed by the Company at that time in a periodic report to be filed with or furnished to the SEC under the Exchange Act but for the filing of such registration statement; provided that the filing or furnishing of financial information for interim periods shall not be deemed a “Material Disclosure Event” hereunder.

“Nasdaq” shall mean the Nasdaq Capital Market and its successors.

“Person” means any individual, firm, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Purchased Shares” means the 8,500,000 Common Shares acquired by the Investor pursuant to this Agreement.

“Registrable Securities” means, as of any date of determination, (a) all Purchased Shares and (b) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities is declared effective by the SEC under the Securities Act and such securities have been disposed of by the Investor thereunder, (ii) such securities have been sold in accordance with Rule 144, (iii) such securities become eligible for sale pursuant to Rule 144 without volume or manner-of-sale restrictions or (iv) such securities cease to be outstanding.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel and advisors for the Investor, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 7.06.

A “subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Trading Day” means a day on which Nasdaq is open for trading.

“Transfer Agent” means Broadridge Corporate Issuer Solutions, Inc., acting in its capacity as transfer agent of the Company.

(b)           In addition to the terms defined in Section 1.01(a), the following terms have the meanings assigned thereto in the Sections set forth below:

Term	Section
Aggregate Purchase Price	2.01
Agreement	Preamble
Closing	2.02(a)
Closing Date	2.02(a)
Company	Preamble
Common Shares	Preamble
Company Material Adverse Effect	3.03
Investor	Preamble
Investor Indemnified Party	5.03(b)
Investor Purchase	2.01
Selling Holder Counsel	7.06
Subsidiaries	3.03
Suspension	7.08

ARTICLE II

Purchase and Sale of the Purchased Shares

SECTION 2.01. Purchase and Sale. On the terms of this Agreement and subject to the satisfaction of the conditions set forth in Sections 6.01 and 6.02, the Investor shall purchase from the Company, and the Company shall issue to the Investor, 8,500,000 Common Shares at a purchase price per share equal to $2.29. As used herein, references to the “Aggregate Purchase Price” mean the aggregate purchase price paid by the Investor for the Purchased Shares. The purchase of Common Shares by the Investor pursuant to this Section 2.01 is referred to as the “Investor Purchase”.

SECTION 2.02. Closing. (a) On the terms of this Agreement and subject to the conditions set forth in Sections 6.01 and 6.02, the closing of the Investor Purchase (the “Closing”) shall occur remotely via the electronic exchange of documents and signatures at 10:00 a.m., New York City time, on April 19, 2023, or at such other date, time or location as the Company and the Investor shall mutually agree (the date on which the Closing occurs, the “Closing Date”).

(b)           On or prior to the Closing Date, (i) the Company shall deliver or cause to be delivered to the Investor (A) this Agreement duly executed by the Company, (B) the Company’s wire instructions on Company letterhead and executed by the Company’s Chief Financial Officer, (C) (1) the certificates representing the Purchased Shares or (2) a copy of the instructions to the Transfer Agent instructing the Transfer Agent to deliver evidence of the issuance of the Purchased Shares as held in book-entry form by the Transfer Agent registered in the name of the Investor and (D) all other documents and certificates to satisfy the conditions set forth in Section 6.02 and (ii) the Investor shall (A) deliver or cause to be delivered to the Company this Agreement duly executed by the Investor and all other documents and certificates to satisfy the conditions set forth in Section 6.01 and (B) pay to the Company the Aggregate Purchase Price by wire transfer in immediately available U.S. federal funds to the account designated by the Company.

SECTION 2.03. Termination. (a) This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing by the Company or the Investor giving written notice of such termination to the other party if the Closing Date has not occurred on or prior to the tenth Business Day following the date hereof; provided, however, that the party seeking termination pursuant to this Section 2.03(a) is not in breach in any material respect of any of its representations, warranties, covenants or other agreements contained in this Agreement.

(b)           In the event of such termination, this Agreement shall forthwith become wholly void and of no further force and effect without any liability or obligation on the part of the Company or the Investor, other than the provisions of this Section 2.03, Section 5.02, Section 5.03 and Article VIII (other than Section 8.05).

ARTICLE III

Representations and Warranties of the Company

The Company represents and warrants to the Investor as of the date hereof and as of the Closing Date as follows:

SECTION 3.01. Purchased Shares. All of the issued and outstanding shares of capital stock of the Company have been, and the Purchased Shares will be when issued against payment of the Aggregate Purchase Price, duly authorized and validly issued, fully paid and non-assessable and issued in compliance with all applicable Federal and state securities laws, the BCA and Articles of Incorporation and Bylaws, and such shares were not, or will not be, issued in violation of any purchase option, call option, preemptive right, resale right, subscription right, right of first refusal or similar right.

SECTION 3.02. Organization. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Republic of the Marshall Islands, with full corporate power and authority to own, lease and operate its properties and conduct its business and to execute and deliver this Agreement.

SECTION 3.03. Good Standing. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the subsidiaries of the Company (the “Subsidiaries”) taken as a whole (a “Company Material Adverse Effect”).

SECTION 3.04. Due Authorization. The Company has all corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Company. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the Board, and this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar Laws affecting creditors’ rights generally and by general equitable principles and except as may be limited by applicable Law and public policy. No vote or other approval of the equityholders of the Company is required in connection with the execution, delivery or performance of this Agreement or to consummate the transactions contemplated by this Agreement in accordance with the terms hereof, whether by reason of applicable Law, the Articles of Incorporation or the Bylaws, the rules or requirements of any securities exchange or Nasdaq or otherwise. The transactions contemplated hereby are not subject to any anti-takeover provisions under the BCA.

SECTION 3.05. No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (or constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a Person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the termination of, or in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (a) the Articles of Incorporation or the Bylaws or the articles of incorporation or bylaws or similar constitutional documents of any of the Subsidiaries, (b) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument, as such agreements or instruments are amended from time to time, to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, (c) any Federal, state, local or foreign law, regulation or rule applicable to the Company or any of its Subsidiaries or any of their respective properties, (d) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including the rules and regulations of Nasdaq) applicable to the Company or any of its Subsidiaries or any of their respective properties or (e) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties, except in the case of the foregoing clauses (b), (c), (d) and (e) as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

SECTION 3.06. No Consents Required. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other Federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, other than (a) the filing required pursuant to Section 5.06, (b) the filing with the SEC of a registration statement pursuant to Article VII, (c) the application to Nasdaq pursuant to Section 5.01, (d) such filings as are required to be made under applicable state securities laws and (e) such consents, waivers, authorizations, orders, notices, filings or registrations that have been obtained or made and are in full force and effect.

SECTION 3.07. Private Placement. Assuming the accuracy of the Investor’s representations and warranties set forth herein, no registration under the Securities Act is required for the Investor Purchase.

SECTION 3.08. No Integration. Neither the Company nor any of its Affiliates has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security that is or will be integrated with the sale of the Purchased Shares in a manner that would require registration of the Purchased Shares under the Securities Act.

SECTION 3.09. Acknowledgment Regarding the Investor’s Purchase. The Company acknowledges that the Investor is not acting as a financial advisor or agent of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Investor’s purchase of the Purchased Shares. The Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by a special committee of the Board, the Company and their respective representatives.

SECTION 3.10. Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (a) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Purchased Shares, (b) sold, bid for, purchased or paid any compensation for soliciting purchases of any of the Purchased Shares or (c) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

SECTION 3.11. No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Purchased Shares by any form of general solicitation or general advertising in a manner that would require the registration under the Securities Act of the Investor Purchase. The Company offered the Purchased Shares for sale only to the Investor. For the avoidance of doubt, Investor acknowledges that the Company has filed a registration statement on Form F-1, which has not been declared effective, with respect to equity securities of the Company.

ARTICLE IV

Representations and Warranties of the Investor

The Investor represents and warrants to the Company as of the date hereof and as of the Closing Date as follows:

SECTION 4.01. Organization; Ownership. The Investor is an entity duly organized, validly existing and in good standing under the laws of the Republic of Liberia and is wholly owned by Petros Panagiotidis.

SECTION 4.02. Due Authorization. The Investor has all requisite right, power and authority, and has taken all actions necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Investor. This Agreement is the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as such may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar Laws affecting creditors’ rights generally and by general equitable principles and except as may be limited by applicable Law and public policy.

SECTION 4.03. No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (or constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a Person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the termination of, or in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Investor pursuant to) (a) the organizational or other governing documents of the Investor, (b) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Investor is a party or by which any of them or any of their respective properties may be bound or affected, (c) any Federal, state, local or foreign law, regulation or rule applicable to the Investor or (d) any decree, judgment or order applicable to the Investor or any of its properties, except in the case of the foregoing clauses (b), (c) and (d) as would not, individually or in the aggregate, materially and adversely affect the Investor’s ability to perform its obligations under this Agreement to which it is a party or consummate the transactions contemplated therein on a timely basis.

SECTION 4.04. No Consents Required. The Investor is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other Federal, state, local or other governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization, other non-governmental regulatory authority, in connection with the execution, delivery and performance of this Agreement by the Investor or the consummation by the Investor of the transactions contemplated hereby, except for (a) any applicable reporting requirements of the Exchange Act and (b) such consents, waivers, authorizations, orders, notices, filings or registrations that have been obtained or made and are in full force and effect.

SECTION 4.05. Financial Capability. The Investor has available funds necessary to consummate the Closing and satisfy all of its obligations under this Agreement when required to do so pursuant to the terms hereof.

SECTION 4.06. Purchaser Status. The Investor is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act. The Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Shares, and has so evaluated the merits and risks of such investment. The Investor is able to bear the economic risk of an investment in the Purchased Shares for an indefinite period of time and, at the present time, is able to afford a complete loss of such investment.

SECTION 4.07. No Reliance. The Investor is knowledgeable about the Company, its financial condition, results of operations, assets, liabilities, properties, operations and markets in which it operates. Without derogating from or limiting the representations and warranties of the Company in Article III, the Investor (a) is not relying on the Company for any legal, tax, investment, accounting or regulatory advice, (b) has consulted with its own advisors concerning such matters and (c) has conducted to its satisfaction an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and operations of the Company, and, in determining to proceed with the transactions contemplated by this Agreement, has relied solely on the results of such independent investigation and verification and on the representations and warranties of the Company in Article III.

SECTION 4.08. Private Placement Consideration. The Investor is acquiring the Purchased Shares as principal for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof and has no direct or indirect arrangement or understandings with any other Persons to distribute, offer or sell or regarding the distribution, offer or sale of such Purchased Shares (this representation and warranty not limiting the Investor’s right to sell the Purchased Shares in compliance with the transfer restrictions set forth herein and applicable Federal and state securities laws). The Investor understands and acknowledges that (a) the Purchased Shares are being sold to it pursuant to an exemption from registration under the Securities Act, (b) its representations and warranties contained herein are being relied upon by the Company as a basis for such exemption under the Securities Act and under the securities Laws of various other foreign and domestic jurisdictions, (c) no U.S. state or Federal agency has made any finding or determination as to the fairness of the terms of the sale of the Purchased Shares or any recommendation or endorsement thereof and (d) the Purchased Shares are “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under applicable securities Laws, such Purchased Shares may be resold without registration under the Securities Act only in certain limited circumstances.

SECTION 4.09. Compliance. Neither the Investor nor any of its controlling or controlled Affiliates is the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority with jurisdiction over such Person. The funds held by the Investor and used to purchase the Purchased Shares were legally derived.

The Company acknowledges and agrees that the representations contained in this Article IV shall not modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

ARTICLE V

Additional Agreements

SECTION 5.01. Share Listing. Substantially concurrently with the Closing, the Company shall apply to cause the Purchased Shares to be approved for listing on Nasdaq.

SECTION 5.02. Press Release. The parties agree that the initial press release to be issued with respect to the transactions contemplated hereby shall be mutually agreed by the parties.

SECTION 5.03. Expenses; Indemnification. (a) Except as otherwise expressly provided herein (including in Sections 5.03(b) and 7.06), all costs and expenses, including fees and disbursements of financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred; provided that, except if this Agreement is terminated pursuant to Section 2.03 upon a breach by the Investor of any of its representations, warranties, covenants or other agreements contained in this Agreement, the Company shall reimburse the Investor for all reasonable and documented out-of-pocket costs and expenses of Cravath, Swaine & Moore LLP, Timagenis Law Firm and Cozen O’Connor incurred in connection with the Investor Purchase pursuant to this Agreement (but, for the avoidance of doubt, not the exercise of registration rights pursuant to Article VII, which shall be governed by Section 7.06). For the avoidance of doubt, the Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied, if any, in connection with the delivery of any Purchased Shares to the Investor.

(b)           Subject to the provisions of this Section 5.03(b), the Company shall pay in advance any expenses, including reasonable attorneys’ fees, the Investor or any of its Affiliates (each, an “Investor Indemnified Party”) incurs while defending any action instituted against such Investor Indemnified Party by any shareholder of the Company who is not an Affiliate of the Investor and that arises out of or results from the execution, delivery, performance or enforcement of this Agreement; provided that if it is finally judicially determined (by an non-appealable judgment of a court of competent jurisdiction) that such Investor Indemnified Party acted in bad faith or in a manner that such Investor Indemnified Party did not reasonably believe to be consistent with any fiduciary duties it may owe pursuant to the BCA, such Investor Indemnified Party shall repay the amount of expenses so advanced. The indemnification required by this Section 5.03(b) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, within 30 days after bills supporting the amounts incurred by any applicable Investor Indemnified Party are received by the Company. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of the Investor or any of its Affiliates against the Company or others and any liabilities the Company may be subject to pursuant to law.

SECTION 5.04. Use of Proceeds. The Company shall use the net proceeds received by it from the sale of the Purchased Shares for capital expenditures, working capital, to make vessel or share acquisitions or for other general corporate purposes, or a combination thereof.

SECTION 5.05. SEC Filings. Until the time that the Investor (or an Affiliate of the Investor) no longer owns any of the Purchased Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

SECTION 5.06. Public Disclosure. No later than the fourth Business Day following the Closing Date, the Company shall file a Form 6-K with the SEC that discloses the material terms of the transactions contemplated hereby.

SECTION 5.07. Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Purchased Shares in a manner that would require the registration under the Securities Act of the sale of the Purchased Shares..

SECTION 5.08. Transfer Restrictions. The Investor shall not, without the Company’s prior written consent, at any time beginning from the date hereof and continuing to and including the date 180 days after the Closing Date, directly or indirectly, (a) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Purchased Shares, or publicly disclose the intention to make any offer, sale, pledge or disposition, or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any Purchased Shares, whether any such transaction described in clauses (a) and (b) is to be settled by delivery of Common Shares or any other equity security of the Company, in cash or otherwise. For the avoidance of doubt, this Section 5.08 shall not restrict the Investor from pledging the Purchased Shares as contemplated in Section 5.09.

SECTION 5.09. Removal of Legends; Transfer.

(a)           The Purchased Shares may only be disposed of in compliance with state and Federal securities laws. In connection with any transfer of Purchased Shares other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) to an Affiliate of the Investor or (iv) in connection with the grant by the Investor of a pledge as contemplated in Section 5.09(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Purchased Shares under the Securities Act.

(b)           The Investor agrees to the placement, so long as is required by this Section 5.09, of a legend or book entry notation on or with respect to any of the Purchased Shares in substantially the following form:

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION THAT WAS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that the Investor may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Purchased Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, the Investor may transfer pledged or secured Purchased Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be requested by the Company in connection therewith. Further, no notice to the Company shall be required of such pledge. At the Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Purchased Shares may reasonably request in connection with a pledge or transfer of such Purchased Shares, including, if such Purchased Shares are subject to registration pursuant to Article VII, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act, or other applicable provision of the Securities Act, to appropriately amend the list of selling shareholders thereunder.

(c)           Certificates evidencing the Purchased Shares shall not contain the legend set forth in Section 5.09(b) (i) if transferred pursuant to a registration statement under the Securities Act or (ii) following any sale of such Purchased Shares pursuant to Rule 144.

(d)           The Investor agrees with the Company that the Investor will sell any Purchased Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if the Purchased Shares are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates or book entry statements representing or with respect to Purchased Shares as set forth in this Section 5.09 is predicated upon the Company’s reliance upon this understanding.

ARTICLE VI

Conditions to Closing

SECTION 6.01. Conditions to the Obligations of the Company. The obligations of the Company to effect the Closing shall be subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Company of the following conditions:

(a)           all representations and warranties of the Investor in this Agreement shall be true and correct as of the Closing Date as though made on and as of such date and time;

(b)           the Investor shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing;

(c)           the Investor shall have delivered or paid, as applicable, to the Company the items set forth in Section 2.02(b)(ii); and

(d)           no provision of any applicable Law and no permanent, preliminary or temporary judgment, injunction, order or decree that has the effect of preventing, prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement shall be in effect at the Closing, and no action, claim or proceeding seeking any such judgment, injunction, order or decree shall be threatened in writing or pending at the Closing.

SECTION 6.02. Conditions to the Obligations of the Investor. The obligations of the Investor to effect the Closing shall be subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Investor of the following conditions:

(a)           the representations and warranties of the Company in this Agreement shall be true and correct as of the Closing Date as though made on and as of such date and time;

(b)           the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing;

(c)           the Company shall have delivered to the Investor the items set forth in Section 2.02(b)(i);

(d)           no provision of any applicable Law and no permanent, preliminary or temporary judgment, injunction, order or decree that has the effect of preventing, prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement shall be in effect at the Closing, and no action, claim or proceeding seeking any such judgment, injunction, order or decree shall be threatened in writing or pending at the Closing; and

(e)           the Company’s Marshall Islands counsel shall have issued a customary legal opinion reasonably acceptable to the Investor that includes opinions regarding the valid issuance of the Purchased Shares, the due authorization, execution and delivery of this Agreement by the Company and the absence of conflicts with the Articles of Incorporation and the Bylaws.

ARTICLE VII

Registration Rights

SECTION 7.01. Demand Registration.

(a)           So long as there continue to be Registrable Securities, if at any time after the date that is three months after the date of this Agreement, the Company receives a request from the Investor that the Company file a Form F-1 registration statement with respect to the resale of any of the Registrable Securities then outstanding, then the Company shall as soon as practicable, and in any event within 60 days after the date such request is given by the Investor, file a Form F-1 registration statement under the Securities Act covering the resale by the Investor of all Registrable Securities that the Investor requested to be registered, subject to the limitations of Section 7.03; provided that the Company will not be required to effect such a demand registration unless the expected aggregate gross proceeds from the offering of the Registrable Securities to be registered in connection with such demand registration are at least the lower of $5,000,000 and 25% of the Purchased Shares and provided, further, that the Company shall not be required to effect more than one demand registration in any three-month period.

(b)           Following the date that is three months after the date of this Agreement and for so long as there continue to be Registrable Securities after such date, if at any time when it is eligible to use a Form F-3 registration statement, the Company receives a request from the Investor that the Company file a Form F-3 registration statement with respect to the resale of any of the Registrable Securities then outstanding, then the Company shall as soon as practicable, and in any event within 45 days after the date such request is given by the Investor, file a Form F-3 registration statement under the Securities Act covering the resale by the Investor of all Registrable Securities that the Investor requested to be registered, subject to the limitations of Section 7.03.

SECTION 7.02. Company Registration. So long as there continue to be Registrable Securities, if the Company proposes to file a registration statement (including for this purpose a registration effected by the Company for stockholders other than the Investor) under the Securities Act in connection with the public offering of its securities solely for cash (other than (i) a registration relating solely to the sale of securities to participants in a Company share plan or other employee benefit plan arrangement, (ii) a registration related to a transaction covered by Rule 145 under the Securities Act or (iii) a registration in which the only shares being registered are Common Shares issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give the Investor notice of such registration. Upon the request of the Investor given within 5 Business Days after such notice is given by the Company, the Company shall, subject to the provisions of Section 7.03, cause to be registered the resale by the Investor of all of the Registrable Securities that the Investor has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 7.02 before the effective date of such registration, whether or not the Investor has elected to include the resale of Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 7.06.

SECTION 7.03. Underwriting Requirements.

(a)           If, pursuant to Section 7.01, the Investor intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to Section 7.01; provided that the Company will not be required to facilitate such underwritten distribution unless the expected aggregate gross proceeds from such offering are at least the lower of $5,000,000 and 25% of the Purchased Shares. The underwriter(s) will be selected by the Investor, subject only to the approval of a special committee of the Board and/or of the disinterested independent directors of the Board. The Investor shall (together with the Company as provided in Section 7.04(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting.

(b)           In connection with any offering pursuant to Section 7.02, the Company shall not be required to include the resale of any of the Investor’s Registrable Securities in such underwriting unless the Investor accepts the terms of the underwriting as agreed upon between the Company and its underwriters (including any lock-up agreements). If the underwriters in such offering advise the Company that, in their sole discretion, the number of securities requested to be included in the offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the Registrable Securities of the Investor to be included in such offering shall be reduced to the extent necessary to reduce the total number of securities to be included in such offering to the number recommended by the underwriters.

SECTION 7.04. Obligations of the Company. Whenever required under this Article VII to effect the registration of any resales of Registrable Securities by the Investor, the Company shall, as expeditiously as reasonably possible:

(a)           prepare and file with the SEC a registration statement with respect to such resales of Registrable Securities by the Investor and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Investor, keep such registration statement effective until the distribution contemplated in the registration statement has been completed;

(b)           prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all Registrable Securities covered by such registration statement;

(c)           furnish to the Investor such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Investor may reasonably request in order to facilitate the disposition of its Registrable Securities;

(d)           use its commercially reasonable efforts to register and qualify the resale of Registered Securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the Investor (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e)           in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)           use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on Nasdaq (or such securities exchange on which the Company then maintains its primary listing for the Registerable Securities) and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)           provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)           promptly make available for inspection by the Investor, any underwriters participating in any disposition pursuant to such registration statement and any attorney or accountant or other agent retained by any such underwriter or selected by the Investor, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by the Investor or any such underwriter, attorney, accountant or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)            notify the Investor, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)           after such registration statement becomes effective, notify the Investor of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

SECTION 7.05. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article VII with respect to resales of the Registrable Securities of the Investor that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as is reasonably required to effect the registration of the resale of the Investor’s Registrable Securities.

SECTION 7.06. Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings or qualifications pursuant to this Article VII, including all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the Investor (“Selling Holder Counsel”) shall be borne and paid by the Company. All Selling Expenses relating to resales of any Registrable Securities registered pursuant to this Article VII shall be borne and paid by the Investor. The Company shall have no obligation to pay Selling Expenses.

SECTION 7.07. Indemnification. If resales of any Registrable Securities are included in a registration statement under this Article VII:

(a)           To the extent permitted by law, the Company will indemnify and hold harmless any underwriter (as defined in the Securities Act) for the Investor and each Person, if any, who controls such underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such underwriter or controlling Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 7.07(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such underwriter or controlling Person expressly for use in connection with such registration except to the extent such information has been corrected in a subsequent writing prior to the sale of Registrable Securities to the Person asserting the claim.

(b)           To the extent permitted by law, the Investor will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any) who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act) and any controlling Person of any such underwriter, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the Investor expressly for use in connection with such registration and has not been corrected in a subsequent writing prior to the sale of Registrable Securities to the Person asserting the claim and the Investor will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 7.07(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld.

(c)           Promptly after receipt by an indemnified party under this Section 7.07 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.07, give the indemnifying party written notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel reasonably satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution is sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 7.07 only to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.07.

(d)           If the indemnification provided for in this Section 7.07 is held by a court of competent jurisdiction to be unavailable to an indemnified party under Section 7.07(a) or Section 7.07(b) in respect of any Damages, then the indemnifying party and the indemnified party will each contribute to the aggregate losses, claims, damages, liabilities or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions or other actions that resulted in such Damages, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)           Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that any matter expressly provided for or addressed by the foregoing provisions that is not expressly provided for or addressed by the underwriting agreement shall be controlled by the foregoing provisions.

(f)           Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and the Investor under this Section 7.07 shall survive the completion of any offering of the resale of Registrable Securities in a registration under this Article VII, and otherwise shall survive the termination of this Agreement or any provisions of this Agreement.

SECTION 7.08. Suspension of Registration. In the event of a Material Disclosure Event at the time of the filing, initial effectiveness or continued use of a registration statement pursuant to this Article VII, the Company may, upon giving at least five days’ prior written notice of such action to the Investor, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement (a “Suspension”); provided, however, that, the Company shall not be permitted to exercise a Suspension (i) more than three times during any 12-month period or (ii) for a period exceeding 60 days on any one occasion. In the case of a Suspension, the Investor will suspend use of the applicable prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. In connection with a demand registration pursuant Section 7.01 above, prior to the termination of any Suspension, the Investor will be entitled to withdraw its demand for registration (and such demand shall not count as a demand for purposes of this Article VII) and the Company shall cease all efforts to secure effectiveness of the applicable registration statement. The Company shall immediately notify the Investor upon the termination of any Suspension.

ARTICLE VIII

Miscellaneous

SECTION 8.01. No Other Representations or Warranties. Each of the Investor and the Company acknowledges that, except for the representations and warranties expressly set forth in Article III and Article IV, none of the Investor, the Company or any other Person has made any express or implied representation or warranty, including with respect to the Investor, the Company, any of its Subsidiaries or their respective Affiliates or with respect to the accuracy or completeness of any other information provided, or made available, to the Investor, the Company or any of their respective Affiliates in connection with the Investor Purchase, and each of the Investor and the Company has not relied on any representation or warranty other than those expressly set forth in Article III or Article IV, as applicable.

SECTION 8.02. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of delivery, if delivered personally or by e-mail prior to 5:00 p.m. in the place of delivery and such day is a Business Day; otherwise, the next Business Day, (ii) on the first Business Day following the date of dispatch if delivered express mail by a recognized overnight courier service or (iii) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the following address or to such other address either party to this Agreement shall specify by notice given in accordance with this Section 8.02:

(a)           if to the Company, to

Toro Corp.

223 Christodoulou Chatzipavlou Street

Hawaii Royal Gardens

3036 Limassol

Cyprus

Email: corporate@torocorp.com

Attention: Ioannis Lazaridis

with a copy to:

Sullivan & Cromwell LLP

1 New Fetter Lane

London EC4A 1AN

United Kingdom

Email: andronikosn@sullcrom.com

Attention: Nikolaos G. Andronikos

and

Ince

Parry Kahn and Partners Law Office

Livanos Building

47-49 Akti Miaouli

Pireus 18536

Greece

Email : [•]

Attention : [•]

(b)           if to the Investor,

Pani Corp.

80 Broad Street

Monrovia

Liberia

Email: [•]

Attention: [•]

with copies to:

Cravath, Swaine & Moore LLP

CityPoint

1 Ropemaker St

London EC2Y 9HR

United Kingdom

Email: [•]

            [•]

Attention:  [•]

                   [•]

and

Timagenis Law Firm

136, Notara Str. & 10, Filellinon Str.

185 36 Piraeus

Greece

Email: [•]

Attention: [•]

SECTION 8.03. Amendments; Waivers. (a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by each of the Company and the Investor, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b)           The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law or otherwise.

SECTION 8.04. Interpretation. When a reference is made in this Agreement to “Articles” or “Sections”, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” shall refer to the date of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. All references to “$” or “dollars” mean the lawful currency of the United States of America. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. References to a Person are also to its successors and permitted assigns.

SECTION 8.05. Further Assurances. Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents (excluding, for the avoidance of doubt, legal opinions) as the other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

SECTION 8.06. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other party hereto. Any purported assignment without such prior written consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

SECTION 8.07. Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Purchased Shares for a period of one year from the Closing, provided that any representation and warranty in respect of which a claim has been brought by either party hereto before the expiration of such period shall survive until such claim is finally resolved.

SECTION 8.08. Construction. The parties agree that each of them and their respective counsels have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. In addition, each and every reference to share prices and Common Shares in this Agreement shall be subject to adjustment for reverse and forward share splits, dividends, share combinations and other similar transactions of the Common Shares that occur after the date of this Agreement and prior to the Closing.

SECTION 8.09. Governing Law. Except to the extent specifically required by the BCA, this Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), directly or indirectly, shall be governed by, construed and enforced in accordance with the laws of the State of New York, including its statutes of limitations, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. The parties declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of New York and that the laws of the State of New York shall be applied in interpreting its provisions in all cases where legal interpretation shall be required, except to the extent the BCA is specifically required by such act to govern the interpretation of this Agreement.

SECTION 8.10. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES (I) THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) IT MAKES THIS WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 8.10.

SECTION 8.11. Consent to Jurisdiction; Enforcement. Each of the parties (a) consents to submit itself to the personal jurisdiction of the High Court of the Republic of the Marshall Islands, in the event any dispute arises out of this Agreement or any transaction contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (c) irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or any transaction contemplated hereby in such court and (d) agrees that it will not bring any action relating to this Agreement or any transaction contemplated hereby in any court other than as stated in clause (a) above.

SECTION 8.12. Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements, understandings, representations and warranties, both written and oral, between the parties and/or their Affiliates with respect to the subject matter hereof. No provision of this Agreement shall confer upon any person other than the parties hereto any claim, cause of action, right or remedy hereunder.

SECTION 8.13. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by Law, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

SECTION 8.14. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties, with the same effect as if the signatures were upon the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement as of the day and year first above written.

TORO CORP.

By:

Name:
Title:

[Signature Page to Subscription Agreement]

PANI CORP.

By:

Name:
Title:

[Signature Page to Subscription Agreement]